Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE3
                             Payment Date 01/25/2002

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Servicing Certificate                              Group 1              Group 2
---------------------
Beginning Pool Balance                                   306,701,049.72      48,311,362.72
Beginning PFA                                                      0.00               0.00
Ending Pool Balance                                      284,375,660.20      47,327,836.63
Ending PFA Balance                                                    -                  -
Principal Collections                                     22,150,527.76         983,526.09
Principal Draws                                                       -                  -
Net Principal Collections                                 22,150,527.76         983,526.09
Active Loan Count                                                 9,266                309

Interest Collections                                       2,738,775.18         397,396.96

Weighted Average Loan Rate                                    11.17000%          10.58658%
Weighted Average Net Loan Rate Both Groups                     10.5868%
Substitution Adjustment Amount                                     0.00               0.00
            Beginning             Ending                                                   Interest  Security
Term Notes   Balance             Balance         Factor       Principal       Interest     Shortfalls   %         Coupon
----------   -------             -------         ------       ---------       ---------    ----------   -         ------
Class A-1     33,387,822.61      11,069,867.20   0.0417446    22,317,955.41      57,037.53      0.00   0.0184         2.050%
Class A-2     69,781,000.00      69,781,000.00   1.0000000             0.00     416,941.48      0.00   0.1161         7.170%
Class A-3     62,885,000.00      62,885,000.00   1.0000000             0.00     385,694.67      0.00   0.1046         7.360%
Class A-4     22,574,000.00      22,574,000.00   1.0000000             0.00     145,226.07      0.00   0.0376         7.720%
Class A-5     52,454,000.00      52,454,000.00   1.0000000             0.00     317,346.70      0.00   0.0873         7.260%
Class A-6      5,560,448.83       4,569,488.63   0.1313864       990,960.20       9,545.44      0.00   0.0076         2.060%
Class A-7     16,444,000.00      16,444,000.00   1.0000000             0.00      99,623.23      0.00   0.0274         7.270%
Class A-8     17,704,000.00      17,704,000.00   1.0000000             0.00     115,076.00      0.00   0.0295         7.800%
Class M1      30,351,000.00      30,351,000.00   1.0000000             0.00     209,674.83      0.00   0.0505         8.290%
Class M2      16,527,000.00      16,527,000.00   1.0000000             0.00     121,611.18      0.00   0.0275         8.830%
Class B       12,320,000.00      12,320,000.00   1.0000000             0.00      92,400.00      0.00   0.0205         9.000%


Certificates    -                   -               -             -             991,133.24     -        -           -

Beginning Overcollateralization Amount                    15,024,141.00
Overcollateralization Amount Increase (Decrease)                   0.00
Outstanding Overcollateralization Amount                  15,024,141.00
Overcollateralization Target Amount                       15,024,141.00

Credit Enhancement Draw Amount                                     0.00
Unreimbursed Prior Draws                                           0.00


                                                                                             Number        Percent
                                                                Balance                     of Loans      of Balance
Delinquent Loans (30 Days)                                 5,050,752.59                        125          1.78%
Delinquent Loans (60 Days)                                 1,341,926.37                        32           0.47%
Delinquent Loans (90+ Days) (1)                            2,461,387.85                        65           0.87%
REO                                                                0.00                         0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                    Liquidation To-Date
Beginning Loss Amount                                      2,700,127.93
Current Month Loss Amount                                    174,861.76
Current Month Prinicpal Recovery                               9,334.34
Net Ending Loss Amount                                     2,865,655.35               0.01

                                                      Special Hazard                          Fraud       Bankruptcy
Beginning Amount                                                   0.00                           0.00             0.00
Current Month Loss Amount                                          0.00                           0.00             0.00
Ending Amount                                                         -                              -                -

Liquidation Loss Distribution Amounts                              0.00
Extraordinary Event Losses                                         0.00
Excess Loss Amounts                                                0.00

Capitalized Interest Account
Beginning Balance                                                  0.00
Withdraw relating to Collection Period                             0.00
Interest Earned (Zero, Paid to Funding Account)                    0.00
Total Ending CIA Balance to Seller                                0.00
                                                                  ----
Total Ending Capitalized Interest Account Balance as of Payment Dat0.00
Interest earned for Collection Period                              0.00
Interest withdrawn related to prior Collection Period              0.00


Prefunding Account
Beginning Balance                                                  0.00
Additional Purchases during Revolving Period                       0.00
Excess of Draws over Principal Collections                         0.00
Ending PFA Balance to Noteholders                                 0.00
                                                                  ----
Total Ending Balance as of Payment Date                            0.00
Interest earned for Collection Period                              0.00
Interest withdrawn related to prior Collection Period              0.00

Current Month Repurchases Units                                       0
Cuurent Month Repurchases ($)                                         -



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